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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      November 15, 2002

XO COMMUNICATIONS, INC.
(Exact name of registrant as specified in charter)

Delaware	0-30900	54-1983517
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

11111 Sunset Hills Road, Reston, Virginia		20190
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 703-547-2000

(Former name or former address, if changed from last report)

Item 3. Bankruptcy or Receivership.

Confirmation of Stand-Alone Plan

           On November 15, 2002, Judge Arthur J. Gonzalez of the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) entered an order confirming the “Stand-Alone Plan” contemplated by the Third Amended and Restated Plan of Reorganization of XO Communications, Inc. (“XO”), dated July 22, 2002 (the “Plan”).

           Effectiveness of the Plan is subject to certain conditions and XO will not emerge from bankruptcy until the date such conditions are satisfied or waived (the “Effective Date”). XO HAS NOT AND WILL NOT ISSUE OR DISTRIBUTE ANY SECURITIES OR MAKE ANY OTHER DISTRIBUTIONS PURSUANT TO THE PLAN UNTIL THE DISTRIBUTION DATE, WHICH, PURSUANT TO THE PLAN, IS TO BE WITHIN 30 DAYS OF THE EFFECTIVE DATE. The record date for purposes of determining the parties entitled to receive distributions under the Plan, including any right to participate in the rights offering contemplated by the Plan (the “Rights Offering”), is November 15, 2002. Only Holders of Claims or Interests in XO as of November 15, 2002 are entitled to receive any distributions under the Plan or are eligible to participate in the Rights Offering.

PERSONS WHO ACQUIRE SECURITIES OF XO AFTER NOVEMBER 15, 2002 ARE NOT ENTITLED TO ANY DISTRIBUTIONS UNDER THE PLAN AND WILL NOT BE ELIGIBLE TO PARTICIPATE IN THE RIGHTS OFFERING.

NO RIGHTS WILL BE OFFERED OR SOLD IN CONNECTION WITH THE RIGHTS OFFERING UNTIL A REGISTRATION STATEMENT RELATING THERETO HAS BEEN FILED WITH (AND, WITH RESPECT TO SALES, DECLARED EFFECTIVE BY) THE SECURITIES AND EXCHANGE COMMISSION.

           A copy of the Plan is attached to this Current Report on Form 8-K/A as Exhibit 2.1 and is incorporated herein by reference. All capitalized terms not defined herein shall have the meaning as set forth in the Plan.

           A copy of the Plan Supplement for XO’s Plan is attached to this Current Report on Form 8-K/A as Exhibit 2.2 and is incorporated herein by reference.

           The Order Confirming Third Amended Plan of Reorganization (the “Confirmation Order”), which includes certain amendments to the Plan, is attached to this Current Report on Form 8-K/A as Exhibit 99.1 and is incorporated herein by reference.

Background of the Stand-Alone Plan

           As previously reported in a Form 8-K filed on June 17, 2002, XO filed a voluntary petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court. Also, as previously reported in a Form 8-K filed on October 15, 2002, XO agreed with Telefonos de Mexico, S.A. de C.V. (“Telmex”) and certain investment partnerships affiliated with Forstmann Little & Co. (“Forstmann Little”) to mutually terminate the previously announced Forstmann Little/TELMEX Investment Agreement and to settle any potential claims relating to the Investment Agreement or its termination. In light of these developments, XO announced that it would take steps to implement the “Stand-Alone Plan” contemplated by and contained in the Plan. As previously announced, XO included the Stand-Alone Plan as part of the Plan in order to allow XO to move quickly to complete its financial restructuring if the transactions contemplated by the Forstmann Little/TELMEX Investment Agreement did not close for any reason.

           A hearing on the confirmation of the Stand-Alone Plan was held on November 15, 2002, and the Stand-Alone Plan was confirmed by the Bankruptcy Court pursuant to the Confirmation Order signed and entered on such date. XO will emerge from proceedings under Chapter 11 of the Bankruptcy Code upon satisfaction or waiver of certain conditions set forth in the Plan, the most significant of which the Company believes is the receipt of regulatory approvals.

Distributions under the Stand-Alone Plan

     Under the Stand-Alone Plan, XO will distribute the following:

(i)	Loans to XO under a $500,000,000 senior secured credit facility (the “New Credit Facility”) guaranteed by XO’s subsidiaries,

(ii)	Common stock, $.01 par value (the “New Reorganization Common Stock”),

(iii)	Series A Warrants, Series B Warrants and Series C Warrants to purchase New Reorganization Common Stock (the “Warrants”),

(iv)	Rights to purchase New Reorganization Common Stock (the “Rights”) and

(v)	Cash proceeds received by XO pursuant to the terms of a certain Settlement Agreement (the “Settlement Agreement”) relating to the termination of the Investment Agreement described in the Plan and Disclosure Statement (the “FL/Telmex Recovery”).

     Pursuant to the Stand-Alone Plan, XO will distribute, at the times and in the manner contemplated by the Plan, a total of 95,000,000 shares of New Reorganization Common Stock, Warrants to purchase 23,750,000 shares of New Reorganization Common Stock and rights to purchase up to 43,333,333 shares of New Reorganization Common Stock to certain creditors and shareholders of XO as of November 15, 2002, the record date for such distributions.

           The following table describes the distributions to Holders of each Class of Claims against and Interests in XO under the Plan. The following summary of the material features of the Plan is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order.

Summary Treatment of Classified Claims and Interests

Class	Treatment

Class 1 (Senior Secured Lender Claims)	Each Holder of a Claim in Class 1 will receive a pro rata share of:

(a) the New Junior Secured Loans(1);

(b) 90,250,000 shares of the New Reorganization Common Stock;

(c) the Rights, which shall be nontransferable (the “Nontransferable Rights”), all of which are to be redistributed as a gift to other classes pursuant to the Plan; and

(d) to the extent that Nontransferable Rights have not been exercised by the other classes to which they have been redistributed, an equivalent number of Rights, each of which shall be transferable (the “Transferable Rights”).

Class 2 (Other Secured Claims) and Class 3 (Non-Tax Priority Claims)	Each Claim in Classes 2 and 3 will receive such treatment that either (a) leaves unaltered the legal, equitable or contractual rights to which the Holder of such Claim is entitled or (b) leaves such Claim unimpaired pursuant to section 1124(2) of the Bankruptcy Code.

Class 4 (Convenience Claims)	Holders of Claims in Class 4 will receive cash in the amount of 100% of their Allowed Convenience Claim amount in full satisfaction of any Claims against the Debtor or the Estate.

Class 5 (General Unsecured Claims) and Class 6 (Senior Note Claims) (2)	Each Holder of a Claim in Class 5 or Class 6 will receive its pro rata share of the Applicable Portion of:

(1) The Amended and Restated Credit and Guaranty Agreement is included as part of the Plan Supplement which is attached to this Current Report on Form 8-K/A as Exhibit 2.2.

(2) In order to give effect to the contractual subordination provisions of the Indentures, which reallocate to the Senior Note Claims the amounts that would have otherwise been payable with respect to the Subordinated Note Claims, the proportion of the total amounts available to these two classes to be distributed with respect to the Senior Notes (the “Senior Note Claim Portion”) will be a fraction, the numerator of which is the sum of the Face Amounts of (i)

(a) the Nontransferable Rights;

(b) 4,750,000 shares of the New Reorganization Common Stock;

(c) New Series A Warrants to purchase 9,500,000 shares of New Reorganization Common Stock;

(d) New Series B Warrants to purchase 7,125,000 shares of New Reorganization Common Stock;

(e) New Series C Warrants to purchase 7,125,000 shares of New Reorganization Common Stock; and

(f) 10% of the FL/Telmex Recovery.

Class 7 (Subordinated Note Claims)	No distribution will be made by the Company under the Plan in respect of Claims in Class 7. The Subordinated Note Claims will be cancelled and/or discharged. However, each Holder of an Allowed Subordinated Note Claim will be entitled to receive and retain as a redistribution gift from the Senior Secured Lenders its pro rata share of Nontransferable Rights; to the extent any such rights are allocated to Holders of the Subordinated Note Claims.

Notwithstanding the foregoing, pursuant to an agreement between the Holders of Subordinated Note Claims and certain entities affiliated with Mr. Carl Icahn (together “Icahn”), Holders of Subordinated Note Claims will receive from XO that portion of 5% of the FL/Telmex Recovery as is equal to the highest percentage of outstanding Senior Secured Claims owned by Icahn on or at any time prior to the Effective Date, to the extent that an amount equal to such portion would otherwise have been due and

Senior Note Claims and (ii) Subordinated Note Claims and denominator is the sum of the Face Amounts of (x) General Unsecured Claims, (y) Senior Note Claims and (z) Subordinated Note Claims.

The proportion of the total amounts available to these two classes to be distributed with respect to the General Unsecured Claims (the “General Unsecured Claim Portion”) is a fraction equal to one minus the Senior Note Claim Portion. The Senior Note Claim Portion and the General Unsecured Claim Portion are sometimes hereinafter referred to as the “Applicable Portion” with respect to Senior Note Claims and General Unsecured Claims, as the case may be.

payable to Icahn as the Holder of the Senior Secured Claims which Icahn holds on or at any time prior to the Effective Date.

Recoveries, if any, to Holders of Subordinated Note Claims under the Plan shall be subject to the Note Trustee Charging Lien, which may reduce recoveries.

Class 8 (Securities Claims)	All such Securities Claims will be discharged and the Holders of such Securities Claims will not receive any distribution under the Plan.

Class 9 (Old Preferred Stock Interests)	No distribution will be made by the Company under the Plan in respect of Old Preferred Stock Interests in Class 9. The Old Preferred Stock Interests will be cancelled and/or discharged. However, each Holder of an Allowed Old Preferred Stock Interest will be entitled to receive and retain as a redistribution gift from the Senior Secured Lenders its pro rata share of the Nontransferable Rights; to the extent any such rights are allocated to the Holders of Old Preferred Stock Interests.

Class 10 (Old Common Stock Interests)	No distribution will be made by the Company under the Plan in respect of the Old Common Stock Interests in Class 10. The Old Common Stock Interests will be cancelled and/or discharged. However, each Holder of an Allowed Old Common Stock Interest will be entitled to receive and retain as a redistribution gift from the Senior Secured Lenders its pro rata share of the Nontransferable Rights; allocable to the Holders of Old Common Stock Interests.

Class 11 (Other Old Equity Interests)	No distribution will be made by the Company under the Plan in respect of the Other Old Equity Common Stock Interests in Class 11. The Other Old Equity Interests will be cancelled and/or discharged.

The Warrants

     The Warrants will expire 7 years after the date of issuance. Each Series of Warrants is identical, except as to the applicable exercise price. The exercise prices of the Series A, B and C Warrants are $6.25, $7.50 and $10.00 per share, respectively, subject to adjustment in certain events. The Form of Warrant Agreement is included as part of the Plan Supplement, which is attached to this Current Report on Form 8-K/A as Exhibit 2.2.

The Rights Offering

     Under the Plan and after the filing of a registration statement with the Securities and Exchange Commission, XO will offer to certain Holders of Claims and Interests in XO who hold such Claims and/or Interests as of the November 15, 2002 record date for distributions under the Plan, rights to subscribe for up to 40,000,000 shares of New Common Stock (the “Basic Rights Shares”) at $5.00 per share, for an aggregate of up to approximately $200.0 million, through a Rights Offering. In addition, pursuant to the Shareholder Stipulation, Holders of Old Class A Common Stock will receive additional Nontransferable Rights exercisable for a up to 3,333,333 shares of New Reorganization Common Stock to the extent that the Rights otherwise allocable to such Holders in the Rights Offering under the Plan are exercisable for less than 3,333,333 shares of New Reorganization Common Stock (the “Additional Rights Shares” and collectively with the Basic Rights Shares, the “Rights Shares”). Accordingly, under the Plan and the Shareholder Stipulation, not less than 40,000,000 nor more than 43,333,333 Rights Shares will be offered in the Rights Offering.

     Pursuant to the Confirmation Order, the Rights Offering will not take place until the later of (i) the Effective Date and (ii) the date any registration statement deemed necessary or appropriate by XO covering the offer and sale of such Rights and Rights Shares shall have been filed with the Securities and Exchange Commission (the “Registration Statement”) and such Registration Statement shall have become effective. The expiration date of any Rights shall be the first business day after the 29th day after such Rights Certificates are issued. XO HAS NOT YET FILED A REGISTRATION STATEMENT WITH RESPECT TO THE RIGHTS AND THE RIGHTS OFFERING WILL NOT BE COMMENCED UNTIL AFTER THE FILING THEREOF.

Distribution Record Date

     The record date for purposes of determining the parties entitled to receive distributions under the Plan (including any right to participate in the Rights Offering) is November 15, 2002. Only Holders of Claims or Interests in XO as of November 15, 2002 are entitled to receive any distributions under the Plan including any right to participate in the Rights Offering.

PERSONS WHO ACQUIRE CLAIMS OR INTERESTS IN XO AFTER NOVEMBER 15, 2002 ARE NOT ENTITLED TO ANY DISTRIBUTIONS UNDER THE PLAN AND ARE NOT ENTITLED TO PARTICPATE IN THE RIGHTS OFFERING.

HOLDERS OF CONVERTIBLE SECURITIES OF XO AS OF NOVEMBER 15, 2002 THAT CONVERT THEIR SECURITIES AFTER NOVEMBER 15, 2002 WILL BE TREATED UNDER THE PLAN AS MEMBERS OF THE CLASS TO WHICH THE CONVERTIBLE SECURITIES BELONG. SUCH HOLDERS WILL NOT BE ENTITLED TO ANY DISTRIBUTION UNDER THE PLAN WITH RESPECT TO ANY SECURITIES ACQUIRED THROUGH THE CONVERSION.

Old Class A Common Stock vs. New Reorganization Common Stock

     THE OLD CLASS A COMMON STOCK OF XO, PAR VALUE $0.02 PER SHARE (CUSIP# 983764101), WILL BE CANCELLED AND/OR DISCHARGED AS OF THE EFFECTIVE DATE. Holders of Old Class A Common Stock as of November 15, 2002 will be entitled only (a) to participate in the Rights Offering and (b) receive a cash distribution from any amounts paid pursuant to the Shareholder Stipulation.

     The New Reorganization Common Stock, par value $0.01 per share, will be issued to Holders of Claims in Classes 1, 5 and 6 as described above and subsequently pursuant to the exercise of the Warrants and the Rights, and such New Reorganization Common Stock will be the only class of common stock of XO outstanding immediately following such issuance. No CUSIP number has yet been assigned to the New Reorganization Common Stock. AS OF THE DATE HEREOF, NO NEW REORGANIZATION COMMON STOCK HAS BEEN ISSUED BY XO AND NO NEW REORGANIZATION COMMON STOCK WILL BE ISSUED UNTIL ON OR AFTER THE EFFECTIVE DATE OF THE PLAN.

Post-Effective Date Capitalization

     All Old Common Stock, Old Preferred Stock and Other Old Equity Interests, which are outstanding immediately prior to the Effective Date will be deemed cancelled and extinguished on the Effective Date. Based on current estimates of Claims likely to be Allowed, as well as other factors, following the Effective Date, the Company expects to issue (i) approximately 95 million shares of New Reorganization Common Stock, (ii) New Warrants exercisable for 23,750,000 shares of New Reorganization Common Stock and (iii) Rights exercisable for up to 43,333,333 shares of New Reorganization Common Stock, to Holders of certain classes of Claims and Interests pursuant to the Plan as described above in Summary Treatment of Classified Claims and Interests.” Also, as disclosed below under “New Management Incentive Plan,” the Plan contemplates the creation of a New Management Incentive Program, which provides for the issuance of stock options exercisable for New Reorganization Common Stock to certain eligible officers, employees and directors of XO and its affiliates.

New Management Incentive Plan

     The Plan provides that on the Effective Date, the Company will adopt and implement the New Management Incentive Plan as a management and employee retention arrangement. The New Management Incentive Plan provides for the grant to certain eligible officers, employees and directors of Reorganized XO and its subsidiaries (as determined by the Board of Directors of XO and consented to by the Board of Directors of reorganized XO, such consent not to be unreasonably withheld) of options to acquire shares of New Reorganization Common Stock representing initially up to 7% of the fully diluted shares of New Reorganization Common Stock issueable under the Plan, with options to purchase an additional 3% of all then outstanding shares of New Reorganization Common Stock on a fully diluted basis reserved for issuance post-consummation by the Board of Directors of Reorganized XO in their discretion. The New Management Incentive Plan is included as part of the Plan Supplement, which is attached to this Current Report on Form 8-K/A as Exhibit 2.2.

Board of Directors

     On the Effective Date, the Company’s existing Board of Directors will be deemed to have resigned and the Board of Directors of the Company will then consist of seven (7) members as follows: (a) Daniel F. Akerson, (b) Nathaniel A. Davis, (c) Carl C. Icahn, (d) Vincent Intrieri, (e) Keith Meister, (f) Adam Dell and (g) Andrew Cohen.

Financial Information

     As of September 30, 2002, the consolidated assets and liabilities of the Company, on an unaudited and historical cost basis, were approximately $4,765.8 million and $5,921.8 million (of which approximately $5,514.6 million are liabilities subject to compromise under the Plan), respectively. On or about the Effective Date, the Company expects to implement “fresh start accounting,” which will require it to restate all its assets and liabilities at their fair value. The impact of fresh start accounting is not reflected in the above disclosure of the assets and liabilities of the Company as of September 30, 2002.

Item 7. Financial Statements and Exhibits.

Exhibits.	XO Communications, Inc.

2.1	Third Amended Plan of Reorganization of XO Communications, Inc., dated July 22, 2002

2.2	Plan Supplement, dated October 23, 3003 to the Third Amended Plan of Reorganization of XO Communications, Inc., dated July 22, 2002

99.1	Order Confirming Third Amended Plan of Reorganization, dated November 15, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO COMMUNICATIONS, INC. By: /s/ Wayne M. Rehberger Name: Wayne M. Rehberger Title: Senior Vice President, Chief Financial Officer

November 26, 2002

Exhibit Index

Exhibit No.	Description

2.1	Third Amended Plan of Reorganization of XO Communications, Inc., dated July 22, 2002

2.2	Plan Supplement, dated October 23, 3003 to the Third Amended Plan of Reorganization of XO Communications, Inc., dated July 22, 2002

99.1	Order Confirming Third Amended Plan of Reorganization, dated November 15, 2002